Exhibit 99.2

DEVRY EDUCATION GROUP INC.
SCHEDULE OF NON-GAAP OPERATING INCOME
(unaudited and amounts in thousands)

	Years Ended
	June 30, 2015	June 30, 2016
Medical and Healthcare:
Operating Income from Continuing Operations	$155,377	$178,484
Restructuring Expense	1,491	665
Non-GAAP Operating Income from Continuing Operations	$156,868	$179,149

Professional Education:
Operating Income from Continuing Operations	$22,036	$28,043
Restructuring Expense	78	1,183
Asset Impairment Charge	1,780	-
Non-GAAP Operating Income from Continuing Operations	$23,894	$29,226

U.S. Traditional Postsecondary:
Operating Loss from Continuing Operations	$(25,177)	$(211,299)
Restructuring Expense	38,063	71,858
Asset Impairment Charge	-	147,660
Gain on Sale of Assets	-	(7,032)
Non-GAAP Operating Income from Continuing Operations	$12,886	$1,187

Home Office and Other:
Operating Loss from Continuing Operations	$(10,964)	$(20,951)
Restructuring Expense	3,281	519
Non-GAAP Operating Loss from Continuing Operations	$(7,683)	$(20,432)

DEVRY EDUCATION GROUP INC
SCHEDULE OF NON-GAAP OPERATING INCOME
(unaudited and amounts in thousands)

	Three Months Ended
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Medical and Healthcare:
Operating Income	$36,826	$46,644	$57,450	$37,564
Restructuring Expense	-	-	-	665
Non-GAAP Operating Income	$36,826	$46,644	$57,450	$38,229

Professional Education:
Operating Income	$5,691	$4,042	$5,905	$12,405
Restructuring Expense	-	-	300	883
Non-GAAP Operating Income	$5,691	$4,042	$6,205	$13,288

U.S. Traditional Postsecondary:
Operating Income (Loss)	$(27,822)	$(107,948)	$2,942	$(78,471)
Restructuring Expense	24,073	12,923	2,573	32,289
Asset Impairment Charge	-	99,473	-	48,187
Gain on Sale of Assets	-	-	(3,849)	(3,183)
Non-GAAP Operating Income (Loss)	$(3,749)	$4,448	$1,666	$(1,178)

Home Office and Other:
Operating Loss	$(2,779)	$(2,920)	$(3,867)	$(11,385)
Restructuring Expense	-	-	-	519
Non-GAAP Operating Loss	$(2,779)	$(2,920)	$(3,867)	$(10,866)

DEVRY EDUCATION GROUP INC.
SCHEDULE OF NON-GAAP OPERATING INCOME
(unaudited and amounts in thousands)

	Three Months Ended
	September 30, 2016	December 31, 2016
U.S. Traditional Postsecondary:
Operating Loss	$(10,006)	$(5,681)
Restructuring Expense	3,066	4,422
Regulatory Settlements	-	4,102
Loss on Assets Held for Sale	-	4,764
Non-GAAP Operating Income (Loss)	$(6,940)	$7,607

Home Office and Other:
Operating Loss	$(4,831)	$(55,242)
Restructuring Expense	1,982	627
Regulatory Settlements	-	52,150
Non-GAAP Operating Loss	$(2,849)	$(2,465)